EXHIBIT 10.2

MUTUAL RELEASE, SETTLEMENT AND INDEMNIFICATION AGREEMENT

Trevor Bentley, Lorne Chomos, Claremont Technologies Corp. hereby enter into this Mutual Release, Settlement and Indemnification Agreement (the “Agreement”) as follows:

For and in consideration of the consideration as set forth below, Trevor Bentley, Lorne Chamos and Claremont Technologies Corp. do hereby forever release and discharge one another, as well as their successors in interest, their past, present and future officers, directors, agents, attorneys and subsidiaries from any and all claims, demands, causes of action, damages, costs, attorney fees, or compensation in any form, known or unknown, claimed or unclaimed, which arose or could arise from the beginning of time through the date of this Agreement and in the future, and in any way related to the parties or any of them.

Further, the parties hereby indemnify and hold harmless one another, as well as their successors in interest, their past, present and future officers, directors, agents, attorneys and subsidiaries against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law and will reimburse one another for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any tort or breach or alleged breach of this Agreement.

Further, notwithstanding any terms contained herein to the contrary, Claremont Technologies Corp. hereby indemnify and hold harmless Trevor Bentley for any and all losses, claims, damages, expenses, liabilities, or actions to which he may become subject under applicable law and will reimburse him for any legal or other expenses reasonably incurred by him in connection with any action or inaction by Claremont Technologies Corp. or its officers or directors following Mr. Bentley’s resignation effective April 28, 2006, insofar as any such losses, claims, damages, expenses, liabilities, or actions are alleged to have occurred, in part or in full, as a result of Mr. Bentley’s alleged action or inaction as an alleged director or agent of Claremont Technologies Corp. after April 28, 2006.

Further, Trevor Bentley agrees that he did or herby does resign as an officer and director Claremont Technologies Corp., effective April 28, 2006.

Claremont Technologies Corp. shall direct Al Rahim to pay to Trevor Bentley, the sum of $9,000.00 USD (Nine Thousand U.S. Dollars), or its equivalent in Canadian Dollars, in good and sufficient funds, simultaneously with the signing of this Agreement by Mr. Bentley, or otherwise if he does not sign it in Al Rahim’s presence, no later than one business day following the complete execution of this Agreement, which payment shall be considered made at the time of placing said payment in the mail or wiring the same, and which shall constitute full and complete satisfaction of all amounts owing or which could be claimed owing.

Claremont Technologies Corp. shall direct Al Rahim to pay to Lorne Chamos, the sum of $1,000.00 USD (One Thousand U.S. Dollars), or its equivalent in Canadian Dollars, in good and sufficient funds, simultaneously with the signing of this Agreement by Chamos, or otherwise if he does not sign it in Al Rahim’s presence, no later than one business day following the complete execution of this Agreement, which payment shall be considered made at the time of placing said payment in the mail or wiring the same, and which shall constitute full and complete satisfaction of all amounts owing or which could be claimed owing.

The parties acknowledge and agree that this settlement is a compromise of a disputed claim, that payment or the forgiveness of payments shall not to be construed as an admission of liability on the part of any person or entity, and that liability is expressly denied.

The parties acknowledge and agree that they shall not discuss this settlement or any circumstances surrounding it with any third parties, and shall not disseminate any information related to said settlement or circumstances to any third parties, other than as required to be disclosed by Claremont Technologies Corp. in any filing with regulatory agencies.

The parties further acknowledge and accept the advice of counsel in the settlement of this matter and acknowledge that this is a full, complete and final release of the described persons and entities for any matter or thing done or alleged to have been, whether or not now known, claimed or suspected.

The parties represent that they have carefully read the foregoing release and settlement of all claims, know that the contents thereof and sign the same by their own free act hereby binding themselves, their heirs, executors, administrators, representatives, and assigns.

This Agreement may be executed in counterparts, each which shall be treated as part of the original, and electronic or facsimile signatures shall be treated as originals.

DATED this 21 day of August, 2006.

______________________________

_____________________________

Trevor Bentley

Claremont Technologies Corp.

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Lorne Chamos

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